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                                                                   EXHIBIT 10.23
[AMERICAN COMMERCIAL LINES, INC. LOGO]


                                                 American Commercial Lines, Inc.
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April 4, 2005

Mr. William L. Schmidt
9101 Hensley Court
Prospect, KY  40059

Dear Bill:

         This will confirm the various discussions we have had regarding American Commercial Lines Inc.'s interest in offering you employment for the position of Vice President Information Technology with the company and its inland waterway transportation subsidiaries. Below is an outline of the compensation and benefits package that the company is offering for your consideration.

         ACL'S OFFER IS AS FOLLOWS:

         Title: Vice President Information Technology (Band 4a Position) in Jeffersonville, Indiana HQ Offices.

         Departmental Responsibilities: Direct report to the Chief Financial Officer on an interim basis and ultimately will report to the President & Chief Executive Officer and serve as an officer of relevant subsidiaries. This role includes the executive management of all Information Technology and related duties for ACL and each of its operating subsidiaries.

         Base Annual Salary: $185,000.

         Bonus: Bonus opportunity of up to 55% of base salary measured by achievement of company financial performance targets, and agreed departmental and personal goals and objectives.

         Vacation: Four (4) weeks.

         Director & Officer Liability Insurance Coverage: A summary of the policy coverage terms and conditions attached.

         Stock Options: 1/8 of 1% priced at market value at date of grant, or the economic equivalent thereof as determined and approved by the Compensation Committee.



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 1701 East Market Street   Jeffersonville, IN 47130-4717   Phone (812) 288-0100


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William L. Schmidt
Page 2 of 2



         Bill, ACL is very excited about offering you this leadership opportunity. We believe you will make significant contributions toward our future success. Accordingly, we would like to move this process along to a mutually beneficial conclusion in the very near term. We would appreciate your review and consideration of this offer such that you can advise us no later than April 8, 2005 of your acceptance. Further, your acceptance of this offer is subject to final review and approval by the Compensation Committee of the ACL Board of Directors. Please indicate your acceptance by signing in the space provided below and returning directly to me.


                                           Very truly yours,


                                           Nick Fletcher
                                           Senior Vice President Human Resources







I accept the above offer of employment. I am not subject to any confidentiality or non-compete agreement which would be violated by this new opportunity with American Commercial Lines Inc. or that would restrict my ability to fully perform my job.


/s/ William L. Schmidt
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Signature                               Date






Cc: M. Holden
    L. Fleming
    C. Black